EXHIBIT 10.4

STOCK REPURCHASE AGREEMENT

            This STOCK REPURCHASE AGREEMENT (this “Agreement”), dated as of July 30, 2003, by and between EXPRESSJET HOLDINGS, INC., a Delaware corporation (“ExpressJet”), and CONTINENTAL AIRLINES, INC., a Delaware corporation (“Continental”).

            WHEREAS, Continental now holds shares of ExpressJet’s common stock, par value $0.01 per share (the “Common Stock”);

            WHEREAS, ExpressJet currently intends to offer and sell, pursuant to a purchase agreement with the initial purchasers thereof entered into as of the date hereof (the “144A Purchase Agreement”), up to $143.75 million aggregate principal amount of convertible notes due 2023 in a 144A private placement (the “144A Debt Offering”); and

            WHEREAS, Continental desires to sell to ExpressJet, and ExpressJet desires to purchase from Continental, certain other shares of Common Stock held by Continental;

            NOW THEREFORE, in consideration of the mutual covenants, conditions and agreements set forth herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

            1.   Purchase of Common Stock.  Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, Continental agrees to sell to ExpressJet, and ExpressJet agrees to purchase from Continental, for a price per share equal to $13.60125 (the “Purchase Price”), a number of shares of Common Stock (“Shares”) equal to the sum of (i) the Firm Securities Net Debt Offering Proceeds (as defined below) divided by the Purchase Price, and (ii) the Option Securities Net Debt Offering Proceeds (as defined below), if any, divided by the Purchase Price, in each case rounded to the nearest whole Share.

                  1.1       The “Firm Securities Net Debt Offering Proceeds” shall be equal to 97.5% of the gross proceeds to ExpressJet of the sale, pursuant to the 144A Debt Offering, of the Firm Securities (as such term is defined in the 144A Purchase Agreement).

                  1.2       The “Option Securities Net Debt Offering Proceeds” shall be equal to 97.5% of the gross proceeds to ExpressJet of the sale, pursuant to the 144A Debt Offering, of the Option Securities (as such term is defined in the 144A Purchase Agreement), if any.

                  1.3       Promptly upon being notified by the initial purchasers under the 144A Purchase Agreement of their intent to purchase any Option Securities, ExpressJet shall promptly notify Continental of the amount and proposed closing date of such purchase of Option Securities.

                  1.4       The Shares shall be purchased at one or more closings (each, a “Closing”) at the executive offices of ExpressJet or such other location as mutually agreed, at 10:00 A.M., local time on the applicable closing date.  The Closing with respect to the Shares to be purchased based upon the calculation of the Firm Securities Net Debt Offering Proceeds shall be purchased on the closing date for the sale by ExpressJet of the Firm Securities pursuant to the 144A Purchase Agreement.  The Closing with respect to the Shares to be purchased based upon the calculation of the Option Securities Net Debt Offering Proceeds, if any, shall be purchased on the closing date for the sale by ExpressJet of the Option Securities pursuant to the 144A Purchase Agreement.

                  1.5       At each Closing, Continental shall deliver to ExpressJet the certificate or certificates representing the Shares being sold on such closing date, accompanied by a stock power endorsed in blank.

                  1.6       At each Closing, ExpressJet shall (i) pay an amount equal to the Purchase Price multiplied by the number of Shares being sold at such Closing, without deduction, by wire transfer of immediately available funds to an account of Continental  (the number for which account shall have been furnished to ExpressJet at least one business day prior to such closing date); and (ii) deliver to Continental a certificate representing the balance of the shares of Common Stock owned by Continental.

            2.   Representations and Warranties of Continental.  Continental hereby represents and warrants to, and agrees with ExpressJet, as applicable, that:

                  2.1       Existence and Power.  Continental has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to execute and deliver this Agreement and consummate the transactions and perform each of its obligations contemplated hereby.

                  2.2       Authority.  The execution and delivery of this Agreement by Continental, the consummation by Continental of each of the transactions and the performance by Continental of each of its obligations contemplated hereby have been duly and properly authorized by all necessary corporate action on the part of Continental.  This Agreement has been duly executed and delivered by Continental and constitutes the valid and legally binding obligation of Continental, enforceable against it in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  2.3       Ownership of Common Stock.  Continental is the record and beneficial owner of the Shares, free and clear of any lien and any other limitation or restriction (other than any lien, limitation or restriction arising by, through or under ExpressJet), and will transfer and deliver to ExpressJet on the Closing Date valid title to the Shares, free and clear of any lien and any such other limitation or restriction (other than any lien, limitation or restriction arising by, through or under ExpressJet).

                  2.4       No Conflict.  The execution and delivery of this Agreement by Continental and the consummation of each of the transactions and the performance of each of the obligations contemplated hereby do not conflict with or violate (whether with or without notice or a lapse of time or both) its organizational documents or any agreement to which it is a party or any law or order applicable to it, in each case in a manner that could reasonably be expected to materially hinder or impair the completion of any of the transactions contemplated hereby or have a material adverse effect on the business, properties, condition (financial or otherwise) or liabilities of Continental.

            3.   Representations and Warranties of ExpressJet.  ExpressJet hereby represents and warrants to, and agrees with Continental, that:

                  3.1       Existence and Power.  ExpressJet has been duly incorporated and is validly existing and  in  good standing under the laws of the State of Delaware and has all requisite corporate power and authority (including under Section 160 of the Delaware General Corporation Law) to execute and deliver this Agreement and consummate the transactions and perform each of its obligations contemplated hereby.

                  3.2       Authority.  The execution and delivery of this Agreement by ExpressJet, the consummation by ExpressJet of each of the transactions and the performance by ExpressJet of each of its obligations contemplated hereby have been duly and properly authorized by all necessary corporate action on the part of ExpressJet. This Agreement has been duly executed and delivered by ExpressJet and constitutes the valid and legally binding obligation of ExpressJet, enforceable against it in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  3.3       No Conflict.  The execution and delivery of this Agreement by ExpressJet and the consummation of each of the transactions and the performance of each of the obligations contemplated hereby do not conflict with or violate (whether with or without notice or a lapse of time or both) its organizational documents or any agreement to which it is a party or any law or order applicable to it, in each case in a manner that could reasonably be expected to materially hinder or impair the completion of any of the transactions contemplated hereby or have a material adverse effect on the business, properties, condition (financial or otherwise) or liabilities of ExpressJet.

            4.   Conditions to Closing.

                  4.1       Condition to Obligations of ExpressJet.  The obligation of ExpressJet to consummate the transactions contemplated hereby is subject to the satisfaction, or waiver by ExpressJet, of the following condition: the closing contemplated in Section 2 of the 144A Purchase Agreement shall have been consummated (Continental acknowledging for purposes of clarification that ExpressJet is under no obligation to Continental to consummate the 144A Debt Offering).

                  4.2       Condition of Obligations of Continental. The obligation of Continental to consummate the transactions contemplated hereby is subject to the satisfaction, or waiver by Continental, of the following condition: the closing contemplated in Section 2 of the 144A Purchase Agreement shall have been consummated.

            5.   Miscellaneous.

                  5.1       Notices.  All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

                  If to Continental, to:      Continental Airlines, Inc.
                                                      1600 Smith Street, HQSFN
                                                      Houston, Texas 77002
                                                      Attention: Senior Vice President – Finance and Treasurer
                                                      Fax: (713) 324-2447
                                                      Attention: Vice President and General Counsel
                                                      Fax: (713) 324-5161

                  If to ExpressJet, to:       ExpressJet Holdings, Inc.
                                                      1600 Smith Street, 11th Floor HQSCE
                                                      Houston, Texas 77002
                                                      Attention: Chief Financial Officer
                                                      Fax: (713) 324-4420
                                                      Attention:  General Counsel
                                                      Fax: (713) 324-0501

All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a business day in the place of receipt.  Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.  By notice given in accordance with this Section 5.1 to the other party, any party may change its address for the receipt of notices under this Agreement.

                  5.2       Amendments and Waivers.  Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

                  5.3       Expenses.  Each of ExpressJet and Continental shall pay its own expenses incurred in connection with the transactions contemplated hereby.

                  5.4       Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                  5.5       Governing Law.  This Agreement shall be governed by and construed in accordance with the law of the State of Texas, without reference to its conflict of laws principles.

                  5.6       Public Announcements.  Each party agrees that, except as may be required by applicable law or any listing agreement with any national securities exchange, such party will not issue any press release or make any public statement with respect to this Agreement or the transactions contemplated hereby without obtaining the prior consent of the other party.

                  5.7       Section Headings.  The captions and headings appearing at the beginning of the various sections of this Agreement are for convenience of reference only and shall not be given any effect whatsoever in the construction or interpretation of this Agreement.

                  5.8       Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Any party may execute this Agreement by the delivery of a facsimile signature, which signature shall have the same force and effect as an original signature.   Any party that delivers a facsimile signature shall promptly thereafter deliver an originally executed signature to the other party; provided, however, that the failure to deliver an original signature page shall not affect the validity of any signature delivered by facsimile.

                  5.9       Termination.  This Agreement shall terminate, and be of no further force and effect, if the Closing with respect to the Shares to be purchased based upon the calculation of the Firm Securities Net Debt Offering Proceeds shall not have occurred by September 15, 2003.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officer as of the date first written above.

                                                            CONTINENTAL AIRLINES, INC.

                                                            By: /s/ Gerald Laderman
                                                            Name:  Gerald Laderman
                                                            Title:     Senior Vice President Finance and Treasurer

                                                            EXPRESSJET HOLDINGS, INC.

                                                            By: /s/ Jim Ream
                                                            Name:  Jim Ream
                                                            Title:     Chief Executive Officer